SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



        Date of report (Date of earliest event reported): March 25, 2002
                                                          --------------


                            INTERNATIONAL STAR, INC.
                -------------------------------------------------
               (Exact name of registrant as specified in charter)


         Nevada                       0-28861                 86-0876846
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(State or other jurisdiction        (Commission             (I.R.S. Employer
of incorporation)                   File Number)            Identification No.)


  631 North Stephanie Street, #187, Henderson, NV                 89014
  -----------------------------------------------              -----------
      (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code (702) 869-8757
                                                   --------------



                                 Not Applicable
         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

INTERNATIONAL STAR, INC. AND JARED TRUST ANNOUNCE THE SIGNING OF A MAJOR NON-EXCLUSIVE MINING LETTER OF INTENT.

MARCH 25, 2002

(Las Vegas, Nevada) INTERNATIONAL STAR, INC. (OTC-BB: ISRI) and the JARED TRUST, a private trust, have signed a non-exclusive "Letter of Intent" whereby JARED TRUST agrees to purchase up to 1,000 tons of head ore material daily from INTERNATIONAL STAR'S Wikieup, Arizona claims for a period of 5 years at $300.00 per ton.

The value of this agreement ranges from a minimum of 100 tons per day at $300.00 per ton, or $10,800,000 annually to a maximum of 1,000 tons per day, or $108,000,000 annually.

All associated costs for mining, excavation, concentrating and transportation will be borne by JARED with assets in excess of $100 million.

Dr. H. Clyde Davis, geolgist for the JARED TRUST for many years, agreed to work as the expert between parties. In October 2001 Dr. Davis was re-hired by the LDS Foundation, Mormon Church fund-raising entity, for a three-year contract to assist them in matters he directed between 1966-1988. Dr. Davis has written a preliminary geologic report for ISRI. The mining potential of the Wikieup property was first noted in 1978 when a JARED Trustee, working for the University of Utah, College of Mines and Minerals Science commenced testing, a process that has continued over the years. In consideration of the preliminary report written by Dr. Davis and, after 24 years of testing various ores from the property, the ISRI Wikieup head ore material will be chosen as the "cornerstone" for JARED'S plans to develop numerous commercial applications for precious metals. JARED TRUST advises their in-house testing reveals that the ISRI Wikieup ore is unique to their processing procedures due to the high concentration of gold and silver. Additional in-house testing is being scheduled within 180 days.

JARED will extract the precious metals, apply their patented plating process and commercialize their use for military, space, medical and domestic applications, such as, Iridium battery operated vehicles and metal coatings. Additionally, the agreement calls for ISRI to have "first right of refusal" for the use of JARED'S processing recovery technologies from the Wikieup head ore material for commercial use.

The management of International Star, Inc. and the JARED TRUST feel this business relationship will enhance the position of both entities in the mining, distribution and commercialization of precious metal products. To support their joint efforts, a "Formal Agreement" will be developed in the near future outlining in detail the articles from the "Letter of Intent".

As stated in the Company's Mission Statement "Building shareholders value is the goal of the Company."

INTERNATIONAL STAR, INC. web site is accessible on the Internet at www.istarnevada.com

For further information contact Investor Relations at: ir@istarnevada.com



NOTE: Safe harbor for Forward Looking Statements.

Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the company's actual results in the future periods to differ materially from forecasted results. These risks and uncertainties include, among other things, volatility of prices, product demand, market compensation, risk inherent in the company's international operations, imprecision of reserve estimates and the company's ability to replace and expand reserves.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                     INTERNATIONAL STAR, INC.


Dated: March 25, 2002                By: /s/ Kamal Alawas
                                     ------------------------------
                                     Kamal Alawas
                                     President and Chief Executive Officer